===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           PRIVATE MEDIA GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    PRIVATE
                               MEDIA GROUP, INC.

                                                                    May 25, 1999


Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, June 21, 1999, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

     Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

                         Cordially,


                         /s/ Berth H. Milton
                         Berth H. Milton
                         Chairman of the Board, President
                         and Chief Executive Officer

                           PRIVATE MEDIA GROUP, INC.

                               _________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, JUNE 21, 1999

To the Shareholders of PRIVATE MEDIA GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Private Media Group, Inc. (the "Company") will be held on Monday, June 21, 1999, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain, for the following purposes:

     1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2.   To approve the adoption of the 1999 Employee Stock Option Plan;  and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                              By Order of the Board of Directors


                              /s/ Alfredo M. Villa
                              Alfredo M. Villa
                              Corporate Secretary
May 25, 1999


     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                          PRIVATE MEDIA GROUP, INC.
                       Carrettera De Rubi 22-26, 08190
                   Sant Cugat Del Valles, Barcelona, Spain
                           Telephone 34-93-590-7070

                                PROXY STATEMENT

General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Private Media Group, Inc. (the "Company" or "Private") for the Annual Meeting of Shareholders to be held on June 21, 1999 (the "Annual Meeting") and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted (1) "FOR" the four directors nominated by the Board of Directors, (2) "FOR" the adoption of the 1999 Employee Stock Option Plan, and in the discretion of the persons acting as Proxies, for any other matters.

     Your cooperation in promptly returning the enclosed Proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only shareholders of record at the close of business on April 23, 1999 are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding 8,182,359 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

     A plurality of votes by the holders of the Common Stock is required for the election of directors, while the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to adopt the 1999 Employee Stock Option Plan. In accordance with Nevada law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to shareholders on or about May 25, 1999.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

     The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.


PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                PROPOSAL NO. 1

                    ELECTION OF FOUR NOMINEES FOR DIRECTOR


Nominees and Voting

     The Bylaws of the Company authorize a Board of Directors of between three and nine directors. The Company has currently fixed the number of directors at four. Consequently, at the Annual Meeting four directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than four persons. The Company has nominated for election as directors the four persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

     Under Nevada law and the Company's Articles of Incorporation, shareholders of record on the record date will be entitled to one vote for each share held when voting for directors.

     Unless otherwise instructed, the Company's Proxy holders intend to vote the shares of Common Stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.
Directors are elected by a plurality of the votes cast.

     The Company's nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.



Name                     Age     Position                   Director Since
----                     ---     --------                   --------------

Berth H. Milton          43      Chairman of the Board,     1998
                                 Chief Executive Officer

Alfredo M. Villa         37      Director, Secretary        1996

Bo Rodebrant             45      Director                   1998

Robert L. Tremont        54      Director                   1998

Business Experience of Directors and Nominees During the Past Five Years

     Berth H. Milton was appointed to the Board of Directors in February 1998 in conjunction with the beginning of the final phase of due diligence process related to the acquisition of Milcap Media Limited and its affiliated companies (the "Milcap Group") by the Company in June 1998, and was the Corporate Secretary from June 1998 until February 1999. In February 1999 Mr. Milton was appointed Chairman of the Board and Chief Executive Officer of Private. Mr. Milton is one of the most well known and reputable figures in the adult entertainment industry, has been Administrator of Milcap Media Group S.L. ("MMG"), an affiliate of the Milcap Group, since its inception, and has acted as an advisor to the Milcap Group since 1991. Mr. Milton is also active in several international industry and real estate projects and developments.

     Alfredo M. Villa has been a Director of the Company since December 1996, and served as the Company's President and CEO from December 1996 until February 1999. Mr. Villa holds a Masters Degree in economics from the University of Geneva, Switzerland and attended Bocconi University in Milan, Italy. He has over 13 years of experience with the Swiss banking industry. Mr. Villa is currently Chairman and CEO of SCF Societa di Consulenza Finanziaria S.A., a Swiss corporation specializing in asset management, mergers, acquisitions, and investment banking, where he has served since 1994. Prior to that Mr. Villa was an asset manager with several other European financial institutions. In addition, Mr. Villa was Chairman of the Board of Alma Grafiche Srl, of Milan, Italy, a leader in the high quality printing of books and magazines from 1995 until February 1998.

     Bo Rodebrant was appointed as a Director of the Company in August 1998. Mr. Rodebrant has operated his own accountancy and management consulting services, R&S Ekonomiservice, since 1986. Prior thereto he co-founded an ice cream business, Hemglass, which was the largest of its kind in Stockholm, Sweden. The business was sold by Mr. Rodebrant in 1986. Mr. Rodebrant holds a degree in construction engineering which he received in 1974.

     Robert L. Tremont was appointed to the Board of Directors in September 1998. Since 1980 Mr. Tremont has owned and operated a number of businesses in the adult entertainment industry. Mr. Tremont is a principal in Sundance Associates and Private Collection International, Inc., which companies are exclusive distributors for most of the Company's products in the United States
and Mexico.   He has also been active in political and lobbying activities for the adult entertainment industry, serving for several years as President of the Free Speech Coalition. Mr. Tremont received a Bachelors of Arts degree from the University of Minnesota and a Masters of Arts degree from the University of the Americas in Mexico City.

Committees of the Board of Directors and Meetings

     The Board of Directors currently has three committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) an Executive Committee.

     The Audit Committee is currently comprised of Mr. Villa, Johan Gillborg, the Company's Chief Financial Officer, and Javier Sanchez. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee did not meet during 1998.

     The Compensation Committee is currently comprised of Messrs. Villa, Milton and Sanchez. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It exercises all authority under any employee stock option plans of the Company as the Committee therein specified, unless the Board resolution appoints any other committee to exercise such authority, and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board. The Compensation Committee did not meet during 1998.

     The Executive Committee is comprised of Messrs. Milton, Kull and Sanchez. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the Board of Directors during periods between Board meetings. The Executive Committee met two times during 1998.

     The Company's Board of Directors met six times during 1998. No director attended less than 75% of the aggregate of all meetings of the Board of Directors and all Committees on which he served.

Compensation of Directors

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future. However, in 1999 the Board of Directors adopted the 1999 Employee Stock Option Plan which includes a provision for stock options to be issued to directors. Options have been granted to certain directors under this Plan, subject to Shareholder approval of the Plan. See "Proposed Adoption of Employee Stock Option Plan - Summary of Option Grants."

     The Company's Board of Directors may in the future, at its discretion, compensate directors for attending Board and Committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings.

                                  MANAGEMENT

     Listed below are key employees of the Company who are not directors or nominees.

     Claes Henrik Marten Kull, age 33, joined the Milcap Group in 1992 as a sales manager, and has been Milcap Group's Marketing Manager since 1993, and was appointed Chief Marketing Officer of Private Media Group, Inc. in August 1998, with his main responsibilities being to identify and open up new markets and negotiate with distributors. Since he began working for the Milcap Group in 1992, approximately 25 new countries have been opened up. From 1991 to 1992 he operated his own business (his business partner was Johan Gillborg) which acted as a sub-contracted sales force for Securitas Direct of Sweden, which is one of Sweden's largest companies. From 1988 to 1991 he managed a private import and trading corporation, which became the start of his career as an entrepreneur and sales professional.

     Javier Sanchez, age 36, was appointed as the Chief Operating Officer of Private Media Group, Inc. in August 1998, and has been the General Manager of MMG, member of the Board of MMG and Private France S.A., and minority shareholder of Milcap Media Group S.L. since its incorporation in 1991. He has been a member of the Board of Milcap Publishing Group AB, a subsidiary of the Company, since its incorporation in 1994 until 1997. From 1988 to 1991 he was the Operations Director of a mid-size printing company near Barcelona. From 1984 to 1987 he was the Production Manager of a major printing company in Barcelona.

     Johan Gillborg, age 36, was appointed as Chief Financial Officer of Private Media Group, Inc. in August 1998 and has been the Chairman and Managing Director of Milcap Publishing Group AB since 1994. Mr. Gillborg joined the group in 1992 as Marketing Consultant. From 1991 to 1992 he operated his own business which acted as sub-contracting sales force for Securitas Direct of Sweden (together with Mr. Kull). From 1988 to 1990, Mr. Gillborg served as General Manager in the hotel business in the United Kingdom and Portugal. Mr. Gillborg holds a Bachelor's Degree in Business Administration from Schiller International University in London.

     Alain Araw, age 32, was appointed as Finance Director of Milcap Media Group S.L. in September 1998. From 1996 to 1998 Mr. Araw served as the Project Finance Director for Jameson Parker & Co. Ltd., a private company engaged in the purchase and sale of real estate and providing financial consulting to the real estate industry. From 1994 to 1996 Mr. Araw was a Manager at the Structured Finance Department of HSBC Samuel Montagu & Co. Ltd., a British investment bank, where he was responsible for the origination of senior debt lending projects in the Spanish market, particularly in connection with leveraged acquisitions and management buyouts. From 1990 to 1994 Mr. Araw served as Assistant Manager and Manager for Capital & Management PLC, a British investment firm specializing in providing venture capital to private industrial companies. Mr. Araw received a Bachelor of Business Studies degree (with Honors) from the Dublin Business School, Dublin City University.

     No director or executive officer serves pursuant to any arrangement or understanding between him and any other person.

Executive Compensation

     The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officer other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996. No other executive officer of the Company earned compensation in excess of $100,000 in each of these periods.

                          Summary Compensation Table

                                                                                     Long Term
                                                                                   Compensation
                                                                                      Awards
                                                                                 ---------------

       Name and                                                                     Securities
Principal Position During                Fiscal        Annual Compensation          Underlying            All Other
      Fiscal 1998                         Year              Salary($)               Options (#)        Compensation($)
-------------------------               --------       -------------------        --------------     ------------------
   Alfredo M. Villa.................      1998                  ---                     ---                  ---
   Chief Executive Officer                1997               29,073(1)                  ---                  ---
   and President                          1996                  ---                     ---                  ---

   Berth H. Milton..................      1998              144,000                     ---                  ---
   MMG Administrator,                     1997              145,000                     ---                  ---
   Corporate Secretary(2)                 1996              105,500                     ---                  ---

   Javier Sanchez...................      1998              143,274                     ---                  ---
   Chief Operating Officer, Private       1997                4,000                     ---                  ---
   Media Group, Inc., General             1996                4,000                     ---                  ---
   Manager, MMG.

_____________________________
(1) Represents $20,000 of fees and $9,073 of expenses paid under a Consulting Agreement between the Company and a company affiliated with Mr. Villa.

(2)  Mr. Milton was appointed as the Company's CEO in February 1999.

     In June 1998 Mr. Milton received 175,000 Warrants to acquire Private Common Stock at $4.00 per share in connection with the Company's acquisition of Milcap Media Limited and Cinecraft Limited. No options to acquire shares of Common Stock of the Company were granted as compensation for services or exercised during the Company's fiscal year ended December 31, 1998.

Certain Relationships

     No Director or executive officer of the Company is related to any other Director or executive officer. None of the Company's officers or Directors hold any directorships in any other public entity. There are currently two outside directors on the Company's Board of Directors.

Related Transactions

     The Company has long term borrowings of SEK 723,000 and SEK 394,000 at December 31, 1997 and 1998, respectively. The borrowings bear interest at a rate of 10% payable annually and are due to entities controlled by Berth Milton. The borrowings have no maturity date. The Company has a short-term loan to an entity controlled by Mr. Milton in the amount of SEK 4,946,000 at December 31, 1998. The loan bears interest at the rate of 10% per annum and has no maturity date. The exchange rate of the Swedish Riksbank for Swedish Kronor ("SEK") on March 31, 1999 was 8.30 per U.S. Dollar.

     On March 31, 1998, two of the Company's wholly owned subsidiaries, together with Zebra Forvaltings AB, Sweden ("Zebra"), an affiliated company of Berth Milton, purchased all of the outstanding capital stock of Viladalt S.L., Spain ("Viladalt") from its shareholders, none of whom are related to the Company or Mr. Milton, for the sum of approximately $2,685,000. It was agreed that the Company's subsidiaries would own 69% of the Viladalt shares, Zebra would own 31% of the Viladalt shares, and that each party would be responsible for its proportionate share of the purchase price. To avoid the appearance of a conflict of interest Zebra has agreed to sell its interest in Viladalt to the Company at Zebra's cost when and if the Viladalt interest is sold by the Company. The principal asset of Viladalt is a country house in the Barcelona, Spain area known as Casa Retol de la Sarra. The Viladalt property was acquired by the Company as a real estate investment and is presently being utilized as a filming location for certain of the Company's upcoming releases.

     Milcap Publishing Group, a wholly owned subsidiary of the Company, is a party to an exclusive Distribution Agreement with Sundance Associates, Inc. ("Sundance") which has been in effect since 1995. Robert Tremont, a Director of the Company, is the sole shareholder of Sundance. Under the terms of the Distribution Agreement Milcap granted to Sundance the exclusive rights to distribute in the United States and Mexico specified products, including magazines, videos and digital media such as CD-Rom's and laser discs. Royalties are paid by Sundance to Milcap in accordance with an agreed royalty schedule. The Distribution Agreement automatically renews for successive one year terms and is cancellable by either party prior to the end of each one year term. During the 12 month periods ended December 31, 1997 and December 31, 1998 Sundance paid royalties to Milcap of $2,156,000 and $2,362,000, respectively.

     Milcap Media Limited, a wholly owned subsidiary of the Company, is a party to an exclusive License Agreement with Private Collection International, Inc. ("PCI"), which has been in effect since 1995. Robert L. Tremont, a Director of
the Company, is an officer and principal shareholder of PCI.    On November 30,
1995, Milcap Media Limited entered into a license agreement with Private Collection International, Inc. ("PCI") in Los Angeles, California, and granted the licensee exclusive worldwide rights to distribute a broad range of adult
novelty products.   The term of the agreement is seven years. In consideration for the rights granted, PCI agreed to pay a royalty equal to ten percent of the gross product receipts. PCI also agreed to pay a guaranteed minimum royalty of $100,000 for the first year of the term, $200,000 for the second year of the term and $400,000 for the third year of the term. In March 1998 the Company agreed to amend the original license agreement accepting, among other things, a flat $175,000 fee for the 1997 calendar year and a modification in the royalty calculation. Payment of this amount has been personally guaranteed by the owners
of PCI and is payable on or before July 30, 1999.   Sales of PCI in 1996 were
$769,266; sales of PCI for 1997 were

$1,492,044; and sales of PCI in 1998 were $2,278,908.

     The foregoing transactions were approved by a majority of disinterested directors and are believed to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as of March 31, 1999, regarding the beneficial ownership of Common Stock by (i) each of the directors and Named Executive Officers of the Company individually, (ii) all persons known by the Company to be beneficial owners of five percent or more of the Common Stock, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons listed below have sole voting and investment power and beneficial ownership with respect to such shares.

                                                        Number Of Shares
     Name and Address (1)                             Beneficially Owned (1)      Percent Beneficially Owned
     --------------------                             ----------------------      --------------------------
     Berth H. Milton (2)                                      7,691,049                       50.7%

     Senate Limited (3)
     3 Bell Lane, Gibraltar                                   1,675,000                       20.5%

     Chiss Limited (4)
     3 Bell Lane, Gibraltar                                   1,400,000                       17.2%

     Bajari Properties Limited (5)
     7 Myrtle Street, Douglas, Isle of Man                      625,000                        7.7%

     Pressmore Licensing Limited
     P.O. Box N-341, Nassau, Bahamas                            625,000                        7.7%

     Perrystone Trading Limited
     P.O. Box 171, Providenciales, Turks & Caicos               625,000                        7.7%

     Solidmark (Gibraltar) Ltd.
     3 Bell Lane, Gibraltar                                     625,000                        7.7%

     Churchbury Limited
     3 Bell Lane, Gibraltar                                     625,000                        7.7%

     Kingston Finance Ltd.
     Wickhams Cay, Road Town, Tortola, BVI                      625,000                        7.7%

     Alfredo M. Villa (6)
     Lugano, Switzerland                                         15,000                        *

     Marten Kull (7)                                             75,000                        *

     Johan Gillborg (8)                                          35,000                        *

     Javier Sanchez (9)                                          10,000                        *

     Robert L. Tremont (10)                                       3,000                   *

     Bo Rodebrant (11)                                            2,500                   *

     All Executive Officers and Directors
       as a group (7)                                         7,816,549                   51.2%

     --------------------
*    Denotes less than 1%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock which may be acquired upon exercise or conversion of warrants or Preferred Stock which are currently exercisable or exercisable within 60 days of March 31, 1999, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 7,000,000 shares of Common Stock issuable upon conversion of 7,000,000 of the Company's $4.00 Series A Convertible Preferred Stock and 59,049 shares of Common Stock which have accrued as dividends on the Preferred Stock. Mr. Milton is indirectly the beneficial owner of the 7,000,000 $4.00 Series A Convertible Preferred Stock and 59,049 shares of Common Stock owned of record by Slingsby Enterprises Limited. Also includes (i) 625,000 shares of Common Stock owned by Bajari Properties Limited, of which Mr. Milton is the sole shareholder, and (ii) 7,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Milton.
     His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(3) Cornelia Strehl is the sole shareholder of Senate Limited and, therefore, may be deemed to be the beneficial owner of these shares.

(4) Andrea Armas is the sole shareholder of Chiss Limited and, therefore, may be deemed to be the beneficial owner of these shares.

(5) Berth Milton is the sole shareholder of Bajari Properties Limited. Therefore, these shares may be deemed to be beneficially owned by Mr. Milton and are also reflected as being beneficially owned by Mr. Milton, individually, in the above table.

(6)  Mr. Villa's address is Corso Elvezia 4, CH-6900 Lugano, Switzerland.

(7) Includes 75,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Kull. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(8) Includes 35,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Gillborg. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Sanchez. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona,

     Spain.

(10) Includes 3,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Tremont. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(11) Includes 2,500 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Rodebrant. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(12) Includes 7,000,000 shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock and 125,000 shares of Common Stock issuable upon exercise of outstanding Warrants.

Change in Control

      On December 19, 1997 the Company entered into acquisition agreements with Milcap Media Limited and Cinecraft Limited to acquire all of their outstanding capital stock in exchange for 7,500,000 shares of the Company's Common Stock, 7,000,000 shares of the $4.00 Series A Preferred Stock, and 875,000 Common Stock purchase warrants. These acquisitions were completed on June 12, 1998. Prior to these transactions Berth H. Milton, the Company's Chairman of the Board and Chief Executive Officer, owned no voting securities of the Company. As a result of these acquisitions, Mr. Milton acquired beneficial ownership of 7,000,000 shares of the $4.00 Series A Preferred Stock, 625,000 shares of Common Stock and 175,000 Common Stock purchase warrants. By reason of Mr. Milton's direct and indirect ownership of Common Stock, and the Preferred Stock and warrants which entitle Mr. Milton to acquire Common Stock, Mr. Milton was deemed to be the beneficial owner of approximately 51% of the Company's Common Stock as of June 12, 1998, under S.E.C. regulations. For further information regarding Common Stock beneficially owned by Mr. Milton, see the table contained above.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and beneficial owners of more than ten percent of the Common Stock, to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely upon a review of Forms 3 and 5 furnished to the Company covering its 1998 fiscal year filed under Section 16(a) of the Securities Exchange Act of 1934, each of the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock who are identified in the table appearing above did not file the initial Form 3 on a timely basis, and Mr. Milton did not file a single Form 5 on a timely basis.

   The Board of Directors of the Company recommends that the shareholders vote "FOR" election of the four nominees for director.

                                PROPOSAL NO. 2

                PROPOSED ADOPTION OF EMPLOYEE STOCK OPTION PLAN


Introduction

     The Company's 1999 Employee Stock Option Plan was adopted by the Board of Directors effective March 1, 1999, subject to shareholder approval (the "Plan"). The Plan allows the Company to grant options to purchase the Company's Common Stock to designated employees, executive officers, directors, consultants, advisors and other corporate and divisional officers of the Company and its
subsidiaries ("Participants").   The Board adopted the Plan to provide employee
and non-employee Participants with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain employees, directors, consultants and advisors of exceptional ability.

     The Board of Directors recommends that shareholders vote "FOR" the adoption of the Plan in order to assure that Company will have a vehicle for attracting and retaining employees, directors, consultants and advisors of exceptional ability.

     The text of the Plan is set forth as Appendix "A" to this Proxy Statement. The following is a summary of the principal features of the Plan and does not purport to be complete. Shareholders are urged to read the Plan in its entirety. This summary is subject to and qualified in its entirety by reference to Appendix "A." Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the Plan.

Principal Features of the Plan

     The Plan authorizes the Committee to grant stock options exercisable for up to an aggregate of One Million Two Hundred Thousand (1,200,000) shares of Common Stock. Stock options granted under the Plan are non-statutory stock options and are not eligible for the tax benefits applicable to incentive stock options. No stock options may be granted under the Plan after March 1, 2004. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available for future grants.

     The Plan is administered by the Committee of three or more persons established by the Board of Directors from time to time. The current Committee members are Villa, Milton and Sanchez. The Committee has complete authority, subject to the express provisions of the Plan, to approve the persons nominated by the management of Private to be granted stock options, to determine the number of stock options to be granted to Participants, to set the terms and conditions of stock options, to remove or adjust any restrictions and conditions upon stock options and to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the Plan.

     In selecting optionees, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors. Awards may be granted to the same Participant on more than one occasion. Each stock option is evidenced by a written option agreement in a form approved by the Committee.

     The purchase price (exercise price) of option shares must be at least equal to the fair market value of such shares on the date the stock option is granted or such later date as the Committee specifies. The stock option term is for a period of ten years from the date of grant or such shorter period as is determined by the Committee. Each stock option may provide that it is exercisable in full or in cumulative or non-cumulative installments, and each stock option is exercisable from the date of grant or any later date specified therein, all as determined by the Committee. The Committee's authority to take certain actions under the Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.

     Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to the Company together with payment of the exercise price. The exercise price may be paid in cash, by cashier's or certified check.

     Except as otherwise provided below or unless otherwise provided by the Committee, an optionee may not exercise a stock option unless from the date of grant to the date of exercise the optionee remains continuously in the employ of the Company. If the employment of the optionee terminates for any reason other than death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain exercisable for a period of 90 days after such termination of employment (except that the 90 day period is extended to 12 months if the optionee dies during such 90 day period), subject to earlier expiration at the end of their fixed term. If the employment of the optionee terminates because of death, disability or retirement at or after the age of 65, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term pursuant to the provisions of the Plan; unless otherwise provided by the Committee, all stock options to the extent then not presently exericisable shall terminate as of the date of termination of employment.

     Each stock option granted under the Plan is exercisable during an optionee's lifetime only by such optionee. Stock options are transferable only by will or the laws of intestate succession unless otherwise determined by the Committee.

     The Board of Directors may at any time suspend, amend or terminate the Plan. Shareholder approval is required, however, to materially increase the benefits accruing to optionees, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation. The Plan authorizes the Committee to include in stock options provisions which permit the acceleration of vesting in the event of a change in control of the Company resulting from certain occurrences. The Company intends to maintain a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of stock options granted under the Plan.

Summary of Option Grants

     There are currently 71 employees (including four executive officers) and two non-employee directors eligible to participate in the Plan. The Plan also allows grants of stock options to consultants and advisors. The Plan authorizes the Committee to grant stock options exercisable for up to an aggregate of One Million Two Hundred Thousand (1,200,000) shares of Common Stock. From the inception of the Plan through May 1, 1999, stock options to purchase an aggregate of 791,625 option shares were granted under the Plan, subject to shareholder approval.

     The following table sets forth certain information with respect to stock option grants made under the Plan to certain individuals and groups as of May 18, 1999. All of these grants were made subject to Shareholder approval of the Plan.

                               New Plan Benefits
                        1999 Employee Stock Option Plan

                                                         Number of             Options Vested
Name                                                  Options Granted        As of March 1, 1999
----                                                  ---------------        -------------------
Alfredo M. Villa                                              -                          -

Berth H. Milton..................................           60,000                     36,250

Javier Sanchez...................................           60,000                     36,250

Executive Group..................................          235,000                    140,000

Non-Executive Director Group.....................           38,250                     14,500

Non-Executive Officer Employee Group.............          493,375                    156,125

_____________________

     All outstanding stock options granted to employees and directors under the Plan have a term of 10 years, and are subject to vesting in installments over a five year period in accordance with a schedule determined by the Committee. Options reflected in the table above as being vested as of March 1, 1999, have an exercise price of $12.50 per share. Outstanding options reflected in the table above which vest after March 1, 1999, vest in 19 equal quarterly installments commencing June 30, 1999. The exercise price of each installment of options which vests after March 1, 1999, is equal to the fair market value of the Common Stock on the date each installment vests. On May 18, 1999, the last sales price of the Common Stock, as reported on the Nasdaq National Market System, was $18.93 per share.

     In addition to the options set forth in the foregoing table, as of May 18, 1999, the Company granted stock options under the Plan exercisable for 25,000 shares of Common Stock to consultants and advisors.

     Future grants under the Plan will be made at the discretion of the Committee and are not yet determinable.

Summary of Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable U.S. federal law. State, local and foreign tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change and because the tax treatment may be governed by laws of non-U.S. jurisdictions, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise.

     An optionee is not taxed on the grant of a stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one year following exercise. The Company does not receive a deduction for this gain.

Required Approval

     The affirmative vote of the holders of a majority of shares of Common Stock on the record date represented and voting at a duly held meeting at which a quorum is present is required to approve the adoption of the Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED ADOPTION OF THE EMPLOYEE STOCK OPTION PLAN.


                                 MISCELLANEOUS


Independent Certified Public Accountants

     Ernst & Young AB has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1998 and has been selected to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. A representative of Ernst & Young AB is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Shareholder Proposals

     Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 2000 Annual Meeting of Shareholders must be received at the offices of the Company by January 26, 2000, to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Private Media Group, Inc., Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

Other Matters

     Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 1998 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                 APPENDIX "A"
                                  -----------

                           PRIVATE MEDIA GROUP, INC.
                        1999 EMPLOYEE STOCK OPTION PLAN


     1.    Purpose.
           -------

           This Employee Stock Option Plan (the "Plan") is intended to allow designated employees, executive officers, directors, consultants, advisors and other corporate and divisional officers (all of whom are sometimes collectively referred to herein as "Employees") of Private Media Group, Inc., a Nevada corporation ("Private"), and its subsidiaries which it may have from time to time (Private and such subsidiaries being together referred to herein as the "Company") to receive certain options ("Stock Options") to purchase Private's common stock, $.001 par value ("Common Stock"), as herein provided. The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

     2.    Administration.
           --------------

           (a) The Plan shall be administered by a Committee of three or more persons ("Committee") established by the Board of Directors of Private (the "Board") from time to time, which may consist of the Compensation Committee, the full Board of Directors or such persons as the Board shall designate. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of Private's By-Laws and of Nevada law applicable to the Board, except as otherwise provided herein or determined by the Board.

           (b) The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the Employees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

           (c) The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee or his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

     3.    Eligibility and Participation.
           -----------------------------

           Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

     4.    Grants.
           ------

           The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute non-statutory stock options. Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted hereunder shall not exceed One Million Two Hundred Thousand (1,200,000). Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

     5.    Purchase Price.
           --------------

           The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall be determined by the Committee at the time of the grant of the Stock Option and shall be equal to or greater than the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option (which date of grant may be the date the Committee approves the issuance of the Stock Option or such later date or dates as the Committee may specify. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing bid price of the Common Stock for the last preceding day on which Private's shares were traded, and the method for determining the closing bid price shall be determined by the Committee.

     6.    Option Period.
           -------------

           The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten (10) years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, but subject to the provisions of paragraphs 2(b) and 11(c), Stock Options granted to Employees who are subject to the reporting requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934 ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted, or, if later, from the date of stockholder approval of the Plan. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

     7.   Exercise of Options.
          -------------------

     (a) Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7(b). Payment may be made in cash, by cashier's or certified check.

     (b) The exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the Employee is a Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

     (b) No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason, then if the exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration

Statement covering resales of Option Shares.

     8.    Continuous Employment.
           ---------------------

     Except as provided in paragraph 10 below or unless otherwise provided by the Committee, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the military, provided that such Employee returns to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

     9.    Restrictions on Transfer.
           ------------------------

     Options granted under this Plan shall be transferable only by will or the laws of descent and distribution unless otherwise determined by the Committee at any time at or after the date of grant of the Option, provided such transfer does not conflict with applicable securities laws or render the Company ineligible to use Form S-8 or any successor form to register the Options. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's lifetime (or in the event of the death of Employee, by his or her legal representative) only by such Employee or such Employee's permitted transferees or legal representative.

     10.   Termination of Employment.
           -------------------------

     (a) Upon an Employee's Retirement, Disability or death: (a) all
Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

           (b) Upon the termination of the employment of an Employee with the Company for any reason other than the reasons set forth in paragraph 10(a) hereof, unless otherwise provided by the Committee, (a) all Stock Options to the extent then presently exercisable by such Employee shall remain exercisable only for a period of ninety (90) days after the date of such termination of employment (except that the ninety (90) day period shall be extended to twelve
(12) months if the Employee shall die during such ninety (90) day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

           (c) For purposes of this Plan:

                 (i) "Retirement" shall mean an Employee's retirement from the employ of the Company on or after the date on which such Employee attains the age of sixty-five (65) years; and

                 (ii) "Disability" shall mean total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's employment with the Company, which disability shall be determined on medical evidence by a licensed physician designated by the Committee.

           11. Adjustments Upon Change in Capitalization.
               -----------------------------------------

           (a) The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price) and the maximum number of Stock Options that may be granted under the Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

           (b) Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which Private is not the surviving corporation or in which Private survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such Option

Shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

           (c) In the sole discretion of the Committee, Stock Options may include provisions, on terms authorized by the Committee in its sole discretion, that accelerate the Employees' rights to exercise Stock Options upon a sale of substantially all of the Company's assets, the dissolution of Private or upon a change in the controlling shareholder interest in Private resulting from a tender offer, reorganization, merger or consolidation or from any other transaction or occurrence, whether or not similar to the foregoing (each, a "Change in Control").

           12.   Withholding Taxes.
                 -----------------

           The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company, (ii) by withholding from the Employee's salary, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate Fair Market Value as of the date the withholding tax obligation arises that is equal to the Employee's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

           13.   Relationship to Other Employee Benefit Plans.
                 --------------------------------------------

           Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

           14.   Amendments and Termination.
                 --------------------------

           The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would: (a) materially increase the benefits accruing to Employees under this Plan, (b) materially increase the number of securities which may be issued under this Plan or (c) materially modify the requirements as to eligibility for participation in the Plan.

           15.   Successors in Interest.
                 ----------------------

           The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

           16.   Other Documents.
                 ---------------

           All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted.

           17.   No Obligation to Continue Employment.
                 ------------------------------------

           This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

           18.   Term of Plan.
                 ------------

           This Plan was adopted by the Board effective March 1, 1999. No Stock Options may be granted under this Plan after March 1, 2004.

           19.   Governing Law.
                 -------------

           This Plan shall be construed in accordance with, and governed by, the laws of the State of Nevada.

           20.   Stockholder Approval.
                 --------------------

           No Stock Option shall be exercisable unless and until the stockholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

           21.   Privileges of Stock Ownership.
                 -----------------------------

           The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company common stock not actually issued to such holder.

           IN WITNESS WHEREOF, this Plan has been executed effective as of the first day of March, 1999.

                                          PRIVATE MEDIA GROUP, INC.



                                          By /s/ Berth Milton
                                             -----------------------
                                             Berth Milton, President

--------------------------------------------------------------------------------

                         PRIVATE MEDIA GROUP, INC.
                      Carrettera de Rubi 22-26, 08190
                  Sant Cugat del Valles, Barcelona, Spain

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 21, 1999
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Berth H. Milton and Alfredo M. Villa, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote shares of Common Stock of Private Media Group, Inc. at the Annual Meeting of Shareholders of Private Media Group, Inc. on Monday, June 21, 1999, at 10:00 a.m. at the Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

  1.  ELECTION OF DIRECTORS:
      [_] FOR all nominees listed below              [_] WITHHOLD AUTHORITY
          (except as marked to the contrary below).      to vote for all
                                                         nominees listed
                                                         below.

    Berth H. Milton, Alfredo M. Villa, Bo Rodebrant, Robert L. Tremont

  (Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)

  -----------------------------------------------------------------------
                      (Continued on the reverse side)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  2.  ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK OPTION PLAN.

      [_] FOR    [_] AGAINST    [_] ABSTAIN

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

                                                     DATED: __________, 1999

                                                     Please sign exactly
                                                     as name appears
                                                     hereon. When shares
                                                     are held by joint
                                                     tenants, both should
                                                     sign. When signing
                                                     as attorney,
                                                     executor,
                                                     administrator,
                                                     trustee or guardian,
                                                     please give full
                                                     title as such. If a
                                                     corporation, please
                                                     sign in full
                                                     corporate name by
                                                     President or other
                                                     authorized officer.
                                                     If a partnership,
                                                     please sign in
                                                     partnership name by
                                                     authorized person.

                                                     ---------------------
                                                           Signature

                                                     ---------------------
                                                       Signature if held
                                                            jointly

                                                     [_] PLAN [_] DO NOT
                                                     PLAN TO ATTEND THE ANNUAL
                                                     MEETING

   Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

--------------------------------------------------------------------------------